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EXHIBIT 99.1


                               FIRST AMENDMENT TO
                     UNSECURED SUBORDINATED PROMISSORY NOTE

      THIS FIRST AMENDMENT TO UNSECURED SUBORDINATED PROMISSORY NOTE (this "Amendment") is made and entered into as of August 25, 2008, by and among MicroIslet, Inc., a Nevada corporation (the "Company"), and John J. Hagenbuch, Trustee U/D/T dated September 13, 1995, or his assigns (the "Holder"). The Company and the Holder are collectively referred to herein as the "Parties."

      WHEREAS, the Company has issued to Holder, on the terms and conditions set forth therein, an Unsecured Subordinated Promissory Note dated as of January 12, 2007 (the "Note"); and

      WHEREAS, the parties wish to amend certain provisions of the Note on the terms set forth below to: (i) extend the Maturity Date to the earlier to occur of: (x) March 31, 2008; or (y) when declared due and payable by the Holder upon the occurrence and during the continuance of an Event of Default; and (ii) to provide for an increased Interest Rate after the Maturity Date as so amended.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

      1. Certain Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Note.

      2. Amendments. Effective as of the date hereof, the Parties hereby agree to amend the Note as follows:

            a. Maturity Date. The definition of "Maturity Date" in the first paragraph of the Note is hereby amended by replacing the date January 12, 2008 therein with the date March 31, 2008.

            b. Interest. Section 2 of the Note is hereby deleted and replaced in its entirety by the following text:

                  "The Company shall pay interest on the unpaid principal
            balance from the date of this Note through the Maturity Date at the rate per annum equivalent to the Wall Street Journal Prime Rate, as the rate may change from time to time, and after the Maturity Date, at the rate of twenty-four percent (24%) per annum (the "Interest Rate"). "The Wall Street Journal Prime Rate" is and shall mean the variable rate of interest, on a per annum basis, which is announced and/or published in the Money Rates Section of The Wall Street Journal from time to time. Interest shall be calculated on the daily unpaid principal balance hereof based on the actual number of days elapsed in the interest payment period over a year of 365 days or 366 days, as appropriate. Each payment shall be credited first to interest then due, and the balance, if any, to principal."

      3. Effect and Ratification. Upon execution and delivery of this Amendment by the Parties, the Note shall be amended in accordance with Section 2 hereof, the term "Note", "hereof", "hereunder" and words of similar import whenever used therein shall refer to the Note as amended hereby, and the Parties shall be bound by the Note as so amended. Except as expressly amended by this Amendment, the Note shall remain in full force and effect in accordance with the terms and conditions thereof.

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      4.    Miscellaneous. The terms of subsections (14) (Governing Law), and
(15) (Headings; References) of the Note are hereby incorporated by reference and shall apply MUTATIS MUTANDIS to this Amendment as if specifically set forth herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

      This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. A faxed or PDF electronic signature shall be as valid as an originally executed signature.


"COMPANY"                           MICROISLET, INC., a Nevada corporation


                                    By: /s/ Michael J. Andrews
                                        ----------------------------
                                        Michael J. Andrews
                                        Chief Executive Officer


"HOLDER"                            JOHN J. HAGENBUCH, TRUSTEE U/D/T DATED
                                    SEPTEMBER 13, 1995


                                    By: /s/ John J. Hagenbuch
                                        ----------------------------
                                        John J. Hagenbuch, Trustee




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